Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On February 28, 2020, Aptevo Therapeutics Inc. (“Aptevo” or the “Company”) entered into an LLC Purchase Agreement (the “Purchase Agreement”) with Medexus Pharma, Inc. (“Medexus”), pursuant to which Aptevo sold all of the issued and outstanding limited liability company interests of Aptevo BioTherapeutics LLC (“Aptevo BioT”), a wholly owned subsidiary of Aptevo (the “Sale”). On the same date, the closing under the Purchase Agreement occurred. As a result of the Sale, Medexus acquired IXINITY (coagulation factor IX (recombinant)), a third-generation recombinant human coagulation factor IX marketed in the United States for the control and prevention of bleeding episodes and for perioperative management in adults and children 12 years of age or older with hemophilia B (the “IXINITY Business”).

As consideration for the Sale, at closing Aptevo received an amount equal to thirty million dollars ($30 million) in cash, subject to certain customary adjustments in respect of Aptevo’s estimates of cash, indebtedness, working capital and transaction expenses of Aptevo BioT as of the closing (the “Closing Consideration”). Such Closing Consideration will be subject to a final post-closing adjustment pursuant to the terms of the Purchase Agreement. Medexus deposited nine hundred and twelve thousand five hundred dollars ($912,500) with an escrow agent (i) to fund potential payment obligations of Apevo with respect to the final post-closing adjustment and (ii) to fund potential post-closing indemnification obligations of Aptevo. Aptevo may also earn milestone and deferred payments from Medexus in the future.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019, gives effect to the disposition of the IXINITY Business as if it had occurred on September 30, 2019. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018 each give effect to the disposition of the IXINITY Business as if it had occurred on January 1, 2018. The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Rule 8-05 of Regulation S-X. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. In the Company’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made.

The unaudited pro forma condensed consolidated statements do not purport to represent what the Company’s financial position or results of operations would have been had the disposition of the IXINITY Business actually occurred on the dates indicated above, nor are they indicative of future financial position or results of operations. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical condensed consolidated financial statements and related notes for the periods presented.

This unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is based on assumptions and estimates considered appropriate by Aptevo management; however, they are not necessarily indicative of what results of operations actually would have been assuming the sale to Medexus had been consummated as of the dates indicated, nor do they purport to represent Aptevo consolidated results of operations for future periods. The unaudited pro forma condensed financial information does not reflect any cost savings that may be realized. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial statements and the differences may be material.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the sale of the IXINITY Business, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the operating results of Aptevo.

Aptevo Therapeutics Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2019

(in thousands, except share and per share amounts)

See accompanying notes to unaudited pro forma condensed consolidated financial information

	Consolidated Historical Aptevo Inc.	IXINITY Business	Pro Forma Adjustments	Notes	Pro Forma Debt Repayment	Notes	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$17,683		$27,370	(a)	$(17,104)	(c)	$27,949
Accounts receivable, net	7,918	(7,918)					—
Inventories	7,482	(7,482)					—
Prepaid expenses	2,215	(981)					1,234
Other current assets	1,491	(343)	913	(a)			2,061

Total current assets	36,789	(16,724)	28,282		(17,104)		31,243
Restricted cash	7,498				(5,000)	(c)	2,498
Property and equipment, net	4,271						4,271
Intangible assets, net	4,628	(4,628)					—
Operating lease right-of-use asset	3,981						3,981
Other assets	3,389	(2,632)					757

Total assets	$60,556	$(23,984)	$28,282		$(22,104)		$42,750

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,073	$(6,036)	$—				$6,037
Accrued compensation	3,483	(786)	98	(e)			2,795
Sales rebates and discounts payable	868	(868)					—
Loan payable	19,707				(19,707)	(c)	—
Other short term liabilities	1,121	(531)					590

Total current liabilities	37,252	(8,221)	98		(19,707)		9,422
Operating lease liability, net of current portion	3,547						3,547
Other liabilities	12						12

Total liabilities	40,811	(8,221)	98		(19,707)		12,981

Stockholders’ equity:
Preferred stock: $0.001 par value; 15,000,000 shares authorized, zero shares issued or outstanding	—						—
Common stock: $0.001 par value; 500,000,000 shares authorized; 45,279,244 shares issued and outstanding at September 30 2019	45						45
Additional paid-in capital	179,382						179,382
Accumulated deficit	(159,682)	(15,763)	28,184	(b)	(2,397)	(d)	(149,657)

Total stockholders’ equity	19,745	(15,763)	28,184		(2,397)		29,770

Total liabilities and stockholders’ equity	$60,556	$(23,984)	$28,282		$(22,104)		$42,751

Aptevo Therapeutics Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS

For the Nine Months Ended September 30, 2019

(in thousands, except share and per share amounts)

	Historical Consolidated Aptevo Inc.	IXINITY Business	Pro Forma Debt Repayment	Notes	Pro Forma
Revenues:
Product sales	$23,393	$(23,393)			$—
Costs and expenses:
Cost of product sales	13,791	(13,791)			—
Research and development	24,143	(3,811)			20,332
Selling, general and administrative	20,344	(7,674)			12,670

Income (loss) from operations	(34,885)	1,883	—		(33,002)

Other expense from continuing operations	(1,639)	—	1,951	(f)	312
Income (loss) before income taxes	(36,524)	1,883	1,951		(32,690)
Benefit from income taxes	999	—	—		999

Net income (loss) from continuing operations	(35,525)	1,883	1,951		(31,691)

Discontinued operations
Income from discontinued operations, before income taxes	4,250				4,250
Income tax expense	(999)				(999)

Income from discontinued operations	3,251	—	—		3,251

Net income (loss)	$(32,274)	$1,883	$1,951		$(28,440)

Basic and diluted per share amounts:
Net loss from continuing operations	$(0.90)	$0.05	$0.05		$(0.80)
Income from discontinued operations	$0.08	$—	$—		$0.08

Net loss per basic and diluted share	$(0.82)	$0.05	$0.05		$(0.82)

Weighted-average shares used to compute per share calculations	39,341,974	39,341,974	39,341,974		39,341,974

Aptevo Therapeutics Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS

For the Year Ended December 31, 2018

(in thousands, except share and per share amounts)

	Historical Consolidated Aptevo Inc.	IXINITY Business	Pro Forma Debt Repayment	Notes	Pro Forma
Revenues:
Product sales	$23,067	$(23,067)	$—		$—
Costs and expenses:
Cost of product sales	11,214	(11,214)			—
Research and development	35,385	(1,256)			34,129
Selling, general and administrative	28,133	(9,963)			18,170

Loss from operations	(51,665)	(634)	—		(52,299)

Other expense from continuing operations	(2,024)	—	2,766	(g)	742
Loss before income taxes	(53,689)	(634)	2,766		(51,557)
Benefit from income taxes	—	—			—

Net loss	$(53,689)	$(634)	$2,766		$(51,557)

Basic and diluted per share amounts:
Net loss per basic and diluted share	$(2.39)	$(0.03)	$0.12		$(2.30)

Weighted-average shares used to compute per share calculations	22,500,053	22,500,053	22,500,053		22,500,053

Aptevo Therapeutics Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the pro forma condensed consolidated statements of operations, expected to have a continuing impact on the Company.

The pro forma condensed consolidated financial statements do not necessarily reflect what the consolidated Company’s financial condition or results of operations would have been had the transaction occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2. Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2019:

(a)

The $27.4 million increase in cash and cash equivalents represents the total consideration received at closing of $30 million, net of $1.7 million in closing and transaction costs and net of $0.9 million held in escrow. The $0.9 million increase in other current assets represents funds Medexus deposited with an escrow agent. The pro forma adjustment of cash proceeds does not reflect potential future milestone payments that Aptevo may receive from the purchaser.

(b)

Represents the non-recurring estimated gain on sale that would have been recorded if we had completed the IXINITY sale on September 30, 2019. Due to the utilization of net operating loss carryforwards, the gain is not expected to result in a related income tax expense.

(c)

On February 28, 2020, we used a portion of the $30 million in proceeds from the sale of the IXINITY business to repay in full our obligations to MidCap Financial Trust, inclusive of an end of facility fee of $1.4 million, accrued interest, legal fees and prepayment fees. Under the terms of our credit facility agreement with MidCap Financial Trust, we were required to maintain a restricted cash account of $5 million. Repayment of the debt will also relieve us of the obligation to keep $5 million of cash restricted.

(d)	Represents unamortized debt costs that would have been recorded if we had completed the IXINITY sale on September 30, 2019.

(e)	Represents severance accrual of $0.1 million related to personnel changes as a result of the sale of IXINITY.

Note 3. Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated statement of operations for the nine months period ended September 30, 2019:

(f)	Represents the removal of the interest on the MidCap Financial Trust loan of $2 million for the nine months ended September 30, 2019.

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018:

(g)	Represents the removal of the interest on the MidCap Financial Trust loan of $2.8 million for the twelve months ended December 31, 2018.